Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER,
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002*
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, G.G. Pique, President and Chief Executive Officer of Energy Recovery, Inc. (the “Company”), and Thomas D. Willardson, Chief Financial Officer of the Company, each hereby certify that, to the best of their knowledge:
1. The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2009, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and
2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Quarterly Report and results of operations of the Company for the period covered by the Quarterly Report.
IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 7th day of August 2009.

/s/ G.G. Pique	/s/ Thomas D. Willardson

President and Chief Executive Officer	Chief Financial Officer

Dated: August 7, 2009	Dated: August 7, 2009

*	This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Energy Recovery, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.